EXHIBIT 10.2

AT RISK COMPENSATION PLAN
STOCK UNIT AWARDS
AWARD AGREEMENT
(NON UTILITY OFFICER/OTHER THAN PRESIDENT)

Name of Grantee: _______________    No. of Units:__________

Date of Grant:	January 1, 2019

___________________ (“Grantee”) is hereby granted on January 1, 2019 (the “Grant Date”) under Section 7.4 of the Vectren Corporation At-Risk Compensation Plan (the “Plan”) a grant of ________ Stock Unit Awards on the following terms and conditions:
1.    Restriction.

(A)
Value of the Stock Unit Awards. Subject to approval by the Compensation and Benefits Committee (“Committee”) of the Board of Directors (“Board”) of Vectren Corporation (“Company”) and the terms of the Plan and this Stock Unit Awards Award Agreement (this “Agreement”), as of the date of the lifting of the restrictions by the Committee, the Grantee shall be paid, for each Stock Unit Award earned, in unrestricted Company Common Stock (or in phantom units of the Company’s Common Stock if the Grantee has previously made an election to defer the Stock Unit Award in the Non-Qualified Deferred Compensation Plan (if permitted by the Company)), the value of one share of Common Stock determined by calculating the average of the closing price of the Common Stock on the New York Stock Exchange for the three consecutive trading days immediately preceding ten calendar days before the Committee certifies the results with respect to the grant of the Stock Unit Awards (this “Grant”) which will be after fiscal year 2021 and is expected to be no later than March 31, 2022, or if the lifting of restrictions occurs prior to that date of Committee certification, the Fair Market Value of one share of Common Stock on the date the restrictions lapse (which amount shall be paid in either unrestricted Company common stock or phantom units as specified above). The Committee will certify the results no later than thirty days after the finalization of the Company’s fiscal 2021 earnings and payment hereunder (in unrestricted Company Common Stock or phantom units) will occur no later than thirty days after the Committee’s certification.

(B)
Restriction Period. Except as otherwise provided pursuant to or in accordance with the terms and provisions of this Agreement or the Plan, the Stock Unit Awards shall not be sold, exchanged, assigned, transferred or permitted to be transferred, voluntarily, involuntarily, or by operation of law, delivered, encumbered, discounted, pledged, hypothecated, or otherwise disposed of, and shall not vest, during the “Restriction Period,” which shall, with respect to each Stock Unit Award commence on the Grant Date and, except as otherwise provided in this Agreement or the Plan, end on the date the Committee lifts the restrictions. Notwithstanding any provision of this Agreement to the contrary, the Committee may establish the performance metrics and peer group for purposes of the Stock Unit Awards on such later date after the Grant Date if the Committee determines that the impending merger transaction by and among the Company, CenterPoint Energy, Inc. and Pacer Merger Sub, Inc. (CNP Transaction) will not be consummated.

(i)
Final Measurement of the Stock Unit Award. Except as provided in this Agreement or the Plan, including Section 7.4(b)(i) and Article X, the lifting of the transferability restrictions and the forfeiture provisions and vesting shall be dependent on (1) the shareholder value performance (as measured by total shareholder return or TSR) of the underlying Stock during the TSR Measuring Period (January 1, 2019 through December 31, 2021), (2) the earned return on equity (ROE) of Company for the twelve months ended December 31, 2021 (the “ROE Measuring Period”) relative to the performance metrics established by the Committee, and (3) the continued employment of the Grantee until the date the Committee lifts the restrictions. Except following a Change in Control (as defined in the Plan), the Committee may, even if performance and other goals are met, exercise negative discretion and amend any performance or other goals, terminate any award and/or reduce any award in the Committee’s sole and absolute discretion, even if such action will result in the reduction or elimination of any payment or compensation to the participant. In the event of a Change in Control, such negative discretion shall not apply.

(a) Total Shareholder Return. Fifty percent of the final amount of the Stock Unit Awards shall be determined based upon the Company’s TSR performance relative to the TSR of the companies within the peer group established by the Committee and determined in accordance with the rules established by the Committee, all of which are incorporated herein by reference. In addition to the information that is incorporated herein by reference, the TSR performance conditions will operate in the following manner. For the TSR Measuring Period, the shareholder value performance of the Company shall be compared with the shareholder value performance of the group of comparable companies designated by the Committee. TSR performance shall be determined separately for Company and for each company included as part of the group of comparable companies by dividing:

EXHIBIT 10.2

(1)	the difference between
(A)    the sum of (i) the average for each peer group company of the monthly averages of the highest and lowest trading price of the common stock of such company for the last twelve (12) months of the TSR Measuring Period, and (ii) any dividends, cash or stock, paid per share with respect to such company's common stock during the TSR Measuring Period, and
(B)    the average for each peer group company of the monthly averages of the highest and lowest trading price of the common stock of such company for the twelve (12) months immediately preceding the TSR Measuring Period, by

(2)
(B) above; provided, however, that if during the period in which shareholder value performance is determined, Company or any of the comparable companies incurs a change in its outstanding shares because of a stock dividend, stock split, merger, consolidation, stock rights plan or exchange of shares or other similar corporate change, the Committee shall appropriately modify the above shareholder value performance determination to reflect such change in capitalization.

Pursuant to the TSR Performance Schedule applicable to this Grant and established by the Committee, depending on how Company performs in relationship to the group of comparable companies with respect to its TSR performance, fifty percent of the Stock Unit Awards will be subject to adjustment at the end of the TSR Measuring Period.
(b) Earned Return on Equity. Fifty percent of the final amount of the Stock Unit Awards shall be determined based upon the Company’s earned ROE for the twelve months ended December 31, 2021 relative to the metrics established by the Committee and determined in accordance with the rules established by the Committee, all of which are incorporated herein by reference.

(ii)
Lifting of Restrictions. The restrictions applicable to the Stock Unit Awards held by the Grantee at the end of the TSR and ROE Measuring Periods (after the completion of the adjustments in the number of Stock Unit Awards by reason of the computations called for by the (A) the TSR Performance Schedule, and (B) the ROE metrics) (January 1, 2019 through December 31, 2021 is the “Performance Period”) shall be lifted in whole by the Committee on the date the Committee determines performance and certifies the number of Stock Unit Awards (if any) which lifting shall occur after fiscal year 2021 and is expected to be no later than March 31, 2022, and, subject to the terms of this Agreement and the Plan, if the Grantee ceases to be employed by a Participating Company before the restrictions are lifted by the Committee on any Stock Unit Awards held by him or her, the Stock Unit Awards still subject to restrictions shall be immediately forfeited. Notwithstanding the foregoing, in the event of the Grantee’s Disability or Retirement on or prior to December 31, 2021 the restrictions shall be lifted in whole on December 31, 2021 and payment hereunder (in cash or in stock) will occur in calendar year 2022 and no later than thirty days after the Committee’s certification; provided, however, if such person is a specified employee at his or her separation from service, payment shall not commence earlier than six months after the date of such separation from service or, if earlier, death. In the event of the Grantee’s death on or prior to December 31, 2021 the restrictions shall be lifted in whole on the date of death and payment shall be made to the Grantee no later than 2 and ½ months after the end of the calendar year in which death occurred.

(iii)
Continued Service As A Director. If the Grantee (a) whose employment is terminated with a Participating Company for any reason and (b) who is a director of Company’s Board immediately prior to the Grantee’s termination of employment continues to serve Company as a director following the Grantee’s termination of employment, the Committee shall have the complete and sole discretion to deem the Grantee’s employment with the Participating Company as continuing for purposes of this Grant of Stock Unit Awards for all or a portion of the period in which the Grantee continuously serves as a member of the Board.

(C)	Disability, Death or Retirement. In the event of the Grantee’s death, Disability, or Retirement the following shall apply:

(i)
If such event occurs after the end of the Performance Period but before the end of the Restriction Period, the restrictions on the Stock Unit Awards shall be removed upon certification by the Committee of the Company’s performance under the Total Shareholder Return and Return on Equity metrics applicable to this Grant, and the number of Stock Unit Awards the Grantee shall be entitled to, if any, shall equal the number of Stock Unit Awards, if any, the Grantee would otherwise be entitled to had the individual been an active Participant at the end of the Restriction Period (i.e., as adjusted or forfeited based on the Performance Criteria);

EXHIBIT 10.2

(ii)
In the event of the Grantee’s Disability or Retirement before the Performance Period has ended, the restrictions on the Stock Unit Awards shall be removed upon (a) expiration of the Performance Period, and (b) certification by the Committee of the Company’s performance under the Total Shareholder Return and Return on Equity metrics applicable to this Grant, and the number of Stock Unit Awards the Grantee shall be entitled to, if any, shall equal (i) the number of Stock Unit Awards, if any, the Grantee would otherwise be entitled to had the individual been an active Participant at the end of the Performance Period (i.e., as adjusted or forfeited based on the Performance Criteria) multiplied by (ii) the portion of Performance Period based on calendar days of service the Grantee was an active Participant hereunder;

(iii)
In the event of the Grantee’s death before the Performance Period has ended, the restrictions on the Stock Unit Awards shall be removed upon the Grantee’s date of death, and the number of Stock Unit Awards the Grantee shall be entitled to, if any, shall equal the number of Stock Unit Awards contingently granted hereunder without any further adjustment; and

(iv)
Notwithstanding the terms of the Plan and any other provision of this Agreement, in the event of the Grantee's Disability or Retirement prior to the end of the Performance Period, the Committee may, but shall not be obligated to, permit the Grantee to receive the number of Stock Unit Awards, if any, that the Grantee would otherwise be entitled to had the Grantee been an active employee at the end of the Performance Period (as adjusted or forfeited based on the Performance Criteria) without any reduction for the time the Grantee was not an active employee during the Performance Period.

(D)
CNP Transaction.  Notwithstanding any other provision of this Agreement, if the closing date of the CNP Transaction occurs prior to December 31, 2021, then the Stock Unit Awards shall be cancelled and converted into a vested right to receive cash in an amount equal to (i) $72.00 multiplied by (ii) the number of Stock Unit Awards set forth herein, without any adjustment based on the Performance Criteria, multiplied by (iii) a fraction with a numerator equal to the number of days in the period beginning on the Grant Date and ending on the closing date of the CNP Transaction and a denominator equal to 1095, but in no event shall such fraction be greater than one; provided, however, that the Grantee remains in continuous service from the Grant Date through the closing date of the CNP Transaction. Any portion of the Stock Unit Awards that does not vest pursuant to the previous sentence shall be automatically cancelled and forfeited as of the closing date of the CNP Transaction. Payment with respect to any Stock Unit Awards that vest pursuant to this paragraph (D) shall be made within five business days after the closing date of the CNP Transaction.

2.
Capitalization Changes. Prior to the lifting of restrictions, in the event of a change in the Company’s outstanding shares by reason of a stock dividend, stock split, merger, consolidation, stock rights plan or exchange of shares or other similar corporate change, the Committee shall make appropriate adjustments in the number of Stock Unit Awards granted hereunder.

3.
Dividends. Each time a dividend is paid on the Company's Common Stock, the amount of the dividend, multiplied by the number of Stock Unit Awards set forth herein, as adjusted by the receipt of additional Stock Unit Awards under this paragraph, shall be divided by the closing price of the Company’s Common Stock on the dividend payment date and such resulting number shall be added to the number of Stock Unit Awards granted to the Grantee under this Agreement. In cases where the date the award is certified by the Committee is after the end of the Performance Period, after the record date for a dividend and prior to the date the dividend is paid, the value of the payment made will reflect the value of the dividend.

4.
Investment Representation. By executing this Agreement, the Grantee represents that the Stock Unit Awards are being held in good faith for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and that any Stock Unit Award the Grantee or the Grantee’s legal representatives acquire pursuant to this Grant will be acquired by them in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

5.
Clawback Policy. By executing this Agreement and receiving this Grant provided for hereunder the Grantee acknowledges that under the Dodd Frank Wall Street Reform and Consumer Protection Act (“Act”) the Company will be obligated to adopt a clawback policy that may require, under certain circumstances, the recoupment of compensation previously paid to designated individuals, including equity-based compensation. The Grantee further acknowledges that at the time of this Grant there is uncertainty regarding the form of such a required clawback policy and until the federal government provides further guidance in this area the Company is not able to adopt its final policy under the Act. The Grantee hereby agrees that during the pendency of this Grant if and when the Company’s required clawback policy is finalized, to the extent that policy is determined to apply to this Grant, which determination shall be made by the Committee, in their reasonable judgment, at the time the required policy is finalized by the Committee, the provisions of that policy shall be incorporated herein by reference and this Grant shall be subject to that policy as if it was in effect as of the date hereof. The Grantee further acknowledges that pending the finalization of that policy, this Grant shall be subject to any interim policy that may be effective during the pendency hereof including the policy adopted on March 2, 2011, as the same may be amended from time to time.

EXHIBIT 10.2

6.
Continued Employment. Nothing in this Agreement shall restrict the right of Vectren Corporation or its affiliates to terminate the Grantee’s employment or status as a consultant at any time with or without cause.

7.
The Plan. This Grant is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, including the defined terms not otherwise defined herein, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

8.	Withholding. Vectren shall withhold or cause to be withheld all applicable taxes required by law from all amounts paid in satisfaction of the award.

9.
Notices. All notices by the Grantee or his or her assigns to Vectren shall be addressed to Vectren Corporation, One Vectren Square, Evansville, Indiana 47708, Attention: Corporate Secretary, or such other address as Vectren may, from time to time, specify. All notices by Vectren to the Grantee shall be addressed to the Grantee at their current work location at Vectren or, if they are no longer employed by Vectren, at the address on file for the Grantee with the Human Resources department of Vectren.

10.
Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Your electronic signature of this Agreement shall have the same validity and effect as a signature affixed by your hand.

VECTREN CORPORATION

By:    _________________________________

Its:	A Duly Authorized Signatory on behalf of the Compensation and
Benefits Committee

Accepted as of the date first above written by electronic signature

______________________________________
Grantee